EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. REPORTS
FOURTH-QUARTER AND FULL-YEAR 2004 RESULTS

ATLANTA--Feb. 17, 2005--Coca-Cola Enterprises Inc. ("CCE") today reported fourth-quarter 2004 net income of $82 million, or 17 cents per diluted common share. These figures include favorable tax items totaling approximately $19 million or 4 cents per diluted common share and the benefit of reducing our full-year effective tax rate. Full-year 2004 net income totaled $596 million, or $1.26 per diluted common share. Reported full-year 2004 earnings per diluted common share includes expense of 5 cents related to the transition to new concentrate pricing in North America and the fourth quarter favorable tax items. Fourth-quarter and full-year 2004 results also benefited from a reduction in our full-year comparable effective tax rate from 31 percent to 30 percent.

The following table provides a reconciliation of certain items that impacted our fourth-quarter and full-year earnings per diluted common share:

                                           Fourth Quarter  Full Year
                                         ----------------------------
                                          2004   2003   2004   2003
                                          ------ ------ ------ ------

Reported Earnings per Diluted Common
 Share                                   $ 0.17 $ 0.28 $ 1.26 $ 1.46
    Impact of New Concentrate Pricing        --     --   0.05     --
    Net (Favorable) Unfavorable Tax Items (0.04)  0.01  (0.04) (0.01)
    Gain on Sale of Hot-Fill Facility        --     --     --  (0.01)
    Net Insurance Proceeds                   --  (0.10)    --  (0.10)
    Settlement of Pre-Acquisition
     Contingencies                           --  (0.02)    --  (0.02)
                                          ------ ------ ------ ------

Earnings per Diluted Common Share,
    Excluding Certain Items (a)          $ 0.13 $ 0.17 $ 1.27 $ 1.32
                                          ====== ====== ====== ======

(a) This non-GAAP financial information is provided to assist investors in evaluating our ongoing operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

Reported full-year 2004 operating income declined 9 percent versus prior year. Comparable operating income was down 1 percent versus prior year reflecting the impact of lower sales volume in both North America and Europe, offset by favorable foreign currency translations (see the attached schedule for items impacting comparable operating income). Foreign currency translations contributed $72 million to 2004 operating income and 9 cents per diluted common share.

"While we are disappointed that the marketplace challenges of 2004 resulted in operating performance below prior year, we made significant progress in key areas of our operations that leave our business stronger and more capable of creating sustainable, profitable growth," said Lowry F. Kline, chairman of the board. "Going forward, we will continue to execute against our four key strategic objectives: developing our brand portfolio, strengthening revenue management, improving customer relations, and increasing efficiencies.

"Our collaborative business planning processes with The Coca-Cola Company are focused on each of these areas and will drive balanced, profitable growth both for CCE and the system," Mr. Kline said.

Consolidated physical case bottle and can volume was flat on a comparable basis for the fourth quarter, and decreased 1 1/2 percent for the full year. North American volume was down 1 percent for the fourth quarter and full year. Comparable volume in Europe was up 2 1/2 percent in the fourth quarter, but declined 4 1/2 percent for the full year.

In North America, our diet brands increased 6 1/2 percent for the year as health and wellness trends continue to benefit this category. Our Dasani, Powerade and Minute Maid light brands all achieved strong growth for the year, but these results were offset by lower sales of regular soft drinks as consumers shifted to diet and light products. In Europe, the performance of all our brands was negatively impacted by unseasonably cold and wet weather during our peak summer selling season.

"As we enter 2005, we will capture the opportunities created by a strong calendar of brand and package innovation, such as Diet Coke Sweetened with Splenda(R), Coke with Lime and new PET Fridge Packs for our core brands," said John R. Alm, president and chief executive officer. "In addition, later this year we plan additional innovation in the diet category, as well as expanded "Treat Yourself Light" merchandising.

"This will enable us to build and leverage our industry-leading diet portfolio, which in North America grew more than six percent last year, while at the same time taking full advantage of the increased marketing investment planned by The Coca-Cola Company in 2005," said Mr. Alm.

Our revenue management efforts continue to yield consistent pricing improvement in both North America and Europe. Fourth-quarter 2004 consolidated net revenue per case increased 2 percent. Net revenue per case increased 2 1/2 percent in North America and was up 1/2 percent in Europe for the fourth quarter. Net revenue per case growth for the full year was 2 1/2 percent, which included North American growth of 3 percent and European growth of 1 1/2 percent.

Consolidated cost of sales per case increased 4 percent for the fourth quarter and 2 percent for the full year. All net pricing and cost of sales per case comparisons are presented on a currency-neutral basis. The attached key operating information schedule provides a reconciliation of reported and comparable operating statistics used in this release.

Cash flow from operations totaled $1.6 billion in 2004 with capital spending of $946 million. This resulted in cash flow from operations less capital spending of $669 million, the majority of which was used for debt reduction.

2005 Outlook

2005 operating income is expected to increase 4 percent to 5 percent from comparable 2004 operating income of approximately $1.48 billion. Full-year 2005 earnings per diluted common share are expected in a range of the low to mid $1.30's. 2005 quarterly financial comparisons will be affected by shipping days comparisons, 2004 sales volatility, and the timing of our 2005 product innovation calendar. Based on these factors, we expect earnings growth will be weighted to the second half of the year. Accordingly, we expect first quarter 2005 earnings per share to be in a range of 10 cents to 12 cents.

Our 2005 financial guidance excludes the impact of an expected accounting change to expense stock options. The attached schedule provides additional details on our full-year 2005 guidance.

CCE is currently evaluating the possible repatriation of undistributed international earnings in 2005 based on the American Jobs Creation Act of 2004. We believe the maximum amount available for repatriation is approximately $500 million. Our earnings guidance does not include the tax expense associated with the repatriation of cash during the year.

Share Repurchase

CCE plans to repurchase approximately $150 million of its common shares in 2005 under existing share repurchase programs. The existing programs provide authorization for the repurchase of up to 33 million shares.

Conference Call

A conference call to discuss our 2004 results with analysts and investors will be webcast live over the Internet today at 10 a.m. ET. The call can be accessed through our web site at http://www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 82 and 83 of our 2003 Annual Report and on pages 38 and 39 of the Company's Third-Quarter 2004 Form 10-Q.

                     COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                   Fourth Quarter
                                               ----------------------
                                               2004(a)  2003(b) Change
                                               -------  ------- ------
Net Operating Revenues                         $ 4,404  $ 4,312    2%
Cost of Sales                                    2,666    2,549    5%
                                                -------  -------
Gross Profit                                     1,738    1,763   (1)%
Selling, Delivery, and
     Administrative Expenses                     1,506    1,417    6%
                                                -------  -------
Operating Income                                   232      346  (33)%
Interest Expense, Net                              154      161
Other Nonoperating Expense, Net                     (2)      (2)
                                                -------  -------
Income Before Income Taxes                          76      183
Income Tax Expense (Benefit) (a)                    (6)      55
                                                -------  -------
Net Income Applicable to
     Common Shareowners                        $    82  $   128
                                                =======  =======
Basic Weighted Average Common Shares
     Outstanding                                   469      456
                                                =======  =======
Basic Net Income Per Share
     Applicable to Common Shareowners (c)      $  0.17  $  0.28
                                                =======  =======
Diluted Weighted Average Common Shares
   Outstanding                                     473      463
                                                =======  =======
Diluted Net Income Per Share
     Applicable to Common Shareowners (c)      $  0.17  $  0.28
                                                =======  =======

(a)  2004 results include favorable tax items of $19 million, or $0.04 per diluted common share, related to tax rate reductions in our
 European territories.

(b)  2003 results include the following items:
       -  $68 million, or $0.10 per diluted common share, of net
          insurance proceeds.
       -  $14 million, or $0.02 per diluted common share, related to the settlement of pre-acquisition contingencies.
       -  $20 million, or $0.04 per diluted common share, of favorable tax items offset by the unfavorable impact of a provincial rate change in Canada totaling $23 million, or $0.05 per
          diluted common share.

(c)  Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                      Full Year
                                                ----------------------
                                                2004(a) 2003(b) Change
                                                ------- ------- ------
Net Operating Revenues                          $18,158 $17,330    5%
Cost of Sales                                    10,771  10,165    6%
                                                 ------- -------
Gross Profit                                      7,387   7,165    3%
Selling, Delivery, and
     Administrative Expenses                      5,951   5,588    6%
                                                 ------- -------
Operating Income                                  1,436   1,577   (9)%
Interest Expense, Net                               619     607
Other Nonoperating Income, Net                        1       2
                                                 ------- -------
Income Before Income Taxes                          818     972
Income Tax Expense                                  222     296
                                                 ------- -------
Net Income                                          596     676
Preferred Stock Dividends                             -       2
                                                 ------- -------
Net Income Applicable to
     Common Shareowners                         $   596 $   674
                                                 ======= =======
Basic Weighted Average Common Shares
     Outstanding                                    465     454
                                                 ======= =======
Basic Net Income Per Share
     Applicable to Common Shareowners (c)       $  1.28 $  1.48
                                                 ======= =======
Diluted Weighted Average Common Shares
   Outstanding                                      473     461
                                                 ======= =======
Diluted Net Income Per Share
     Applicable to Common Shareowners (c)       $  1.26 $  1.46
                                                 ======= =======

(a)  2004 results include the following items:
       -  The non-cash effect of $41 million, or $0.05 per diluted common share, in higher cost of sales from the transition to a new North American concentrate price structure with
        The Coca-Cola Company.
       -  Favorable tax items of $20 million, or $0.04 per diluted common share, related to tax rate reductions in our European territories.

(b)  2003 results include the following items:
       -  $8 million, or $0.01 per diluted common share, from the sale of a hot-fill manufacturing facility.
       -  $68 million, or $0.10 per diluted common share, of net
        insurance proceeds.
       -  $14 million, or $0.02 per diluted common share, related to the settlement of pre-acquisition contingencies.
       -  $31 million, or $0.06 per diluted common share, of favorable tax items offset by the unfavorable impact of a provincial rate change in Canada totaling $23 million, or $0.05 per
        diluted common share.

(c)  Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
           (Unaudited; In Millions, Except Per Share Data)

                                             December 31, December 31,
                                                2004         2003
                                             ------------ ------------
ASSETS
Current
     Cash and cash equivalents                  $     155   $      80
     Trade accounts receivable, net                 1,877       1,772
     Inventories                                      763         725
     Prepaid expenses and other current assets        469         423
                                                 ---------   ---------
          Total Current Assets                      3,264       3,000
Net Property, Plant, and Equipment                  6,913       6,794
Goodwill, Franchise License Intangible Assets,
Customer Distribution Rights  and
Other Noncurrent Assets, Net                       16,177      15,906
                                                 ---------   ---------
                                                $  26,354   $  25,700
                                                 =========   =========
LIABILITIES AND SHAREOWNERS' EQUITY
Current
     Accounts payable and accrued expenses      $   2,824   $   2,847
     Current portion of debt                          607       1,094
                                                 ---------   ---------
          Total Current Liabilities                 3,431       3,941
Debt, Less Current Portion                         10,523      10,552
Retirement and Insurance Programs and
    Other Long-Term Obligations                     1,784       1,877
Long-Term Deferred Income Tax Liabilities           5,238       4,965
Shareowners' Equity                                 5,378       4,365
                                                 ---------   ---------
                                                $  26,354   $  25,700
                                                 =========   =========

                      COCA-COLA ENTERPRISES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, In Millions )

                                                         December 31,
                                                        --------------
                                                         2004    2003
                                                        ------ -------
Cash Flows from Operating Activities
------------------------------------
Net income                                             $  596 $   676
Adjustments to reconcile net income to net  cash
  derived from operating activities:
Depreciation                                            1,068   1,022
Net change in customer distribution rights                 18      75
Deferred income tax expense                               120     237
Other changes in assets and liabilities, net of
   bottling acquisition effects:                         (187)   (213)
                                                        ------ -------
Net cash derived from operating activities              1,615   1,797

Cash Flows from Investing Activities
------------------------------------
Capital asset investments                                (946) (1,099)
Other investing activities                                 24      82
                                                        ------ -------
Net cash used in investing activities                    (922) (1,017)

Cash Flows from Financing Activities
------------------------------------
Net payments of commercial paper and debt                (737)   (761)
Dividend payments on common and preferred stock           (76)    (74)
Other financing activities                                181      59
                                                        ------ -------
Net cash used in financing activities                    (632)   (776)

Net effect of exchange rate changes on cash
  and cash equivalents                                     14       8
                                                        ------ -------

Net increase in cash and cash equivalents                  75      12
Cash and cash equivalents at beginning of year             80      68
                                                        ------ -------
Cash and cash equivalents at end of year               $  155 $    80
                                                        ====== =======

                      Coca-Cola Enterprises Inc.
                      Key Financial Information
           (Unaudited; In Millions, Except Per Share Data)

                      ----------------------------------------------
                        4Q04    4Q03  % Change   2004   2003 % Change
                      ----------------------------------------------
Operating Income
 Reconciliation
---------------
Reported Operating
 Income               $ 232    $ 346   (33)%  $1,436 $1,577      (9)%
Gain on Sale of Hot-
 fill Facility            -        -               -     (8)
Net Insurance Proceeds    -      (68)              -    (68)
Settlement of Pre-
 Acquisition
 Contingencies            -      (14)              -    (14)
Impact of New
 Concentrate Pricing      -        -              41      -
                       -----    -----  -----    -----  -----    -----
Comparable Operating
 Income(a)            $ 232    $ 264   (12)%  $1,477 $1,487     (1)%
                       =====    =====  =====    =====  =====    =====

Income Tax Expense
 (Benefit) Reconciliation
-------------------------
Income Before Income
 Taxes                $  76    $ 183          $  818 $  972

Reported Income Tax
 Expense (Benefit)       (6)      55             222    296
Net (Favorable)
 Unfavorable Tax Items  (19)      3             (20)    (8)
                       -----    -----           -----  ------
Comparable Income Tax
 Expense (Benefit)
 Reconciliation(b)    $  13    $  52           $ 242  $ 304
                       =====    =====           =====  =====

     Reported Percent
      of Income Before
      Taxes              (8)%     30%            27%   30%
     Comparable
      Percent of
      Income Before
      Taxes              17%     28%            30%   31%
                       -----    -----  -----    -----  -----    -----

Net Income
 Reconciliation
---------------
Reported Net Income
 Applicable to Common
 Shareowners          $  82    $ 128   (36)%   $ 596  $ 674     (12)%
Gain on Sale of Hot-
 fill Facility            -        -               -     (5)
Net (Favorable)
 Unfavorable Tax Items  (19)       3             (20)    (8)
Net Insurance Proceeds    -      (44)              -    (44)
Settlement of Pre-
 Acquisition
 Contingencies            -       (9)              -     (9)
Impact of New
 Concentrate Pricing      -        -              26      -
                       -----    -----  -----    -----  -----    -----
Comparable Net Income
 Applicable to
 Common
 Shareowners(a)       $  63    $  78   (19)%   $ 602  $ 608      (1)%
                       =====    =====  =====    =====  =====    =====

Diluted Earnings Per
 Share Reconciliation
----------------------
Reported Net Income Per
 Diluted Common Share
  Applicable to
   Common Shareowners $0.17    $0.28   (39)%   $1.26  $1.46     (14)%
Gain on Sale of Hot-
 fill Facility            -        -               -  (0.01)
Net (Favorable)
 Unfavorable Tax
  Items               (0.04)    0.01           (0.04) (0.01)
Net Insurance Proceeds    -    (0.10)              -  (0.10)
Settlement of Pre-
 Acquisition
 Contingencies            -    (0.02)              -  (0.02)
Impact of New
 Concentrate Pricing      -        -            0.05      -
                       -----    -----  -----    -----  -----    -----
Comparable Net Income Per
 Diluted Common
  Share Applicable to
   Common
   Shareowners(a)     $0.13    $0.17   (24)%   $1.27  $1.32      (4)%
                       =====    =====  =====    =====  =====    =====

                      December 31,  December 31,
                         2004         2003
                      ------------  -----------
Free Cash Flow(c)
-----------------
Net Cash Derived From
 Operating Activities $ 1,615         $ 1,797
Less: Capital Asset
 Investments              946           1,099
                       -------         -------
Free Cash Flow        $   669         $   698
                       =======         =======

Net Debt(d)
-----------
Current Portion of
 Debt                 $   607         $ 1,094
Debt, less Current
 Portion of Debt       10,523          10,552
Less: Cash and Cash
 Equivalents              155              80
                       -------         -------
Net Debt              $10,975         $11,566
                       =======         =======

(a) This non-GAAP financial information is provided to assist investors in evaluating our ongoing operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b)  The non-GAAP measure "Comparable Income Tax Expense (Benefit)" is provided to assist in the evaluation of our effective tax rate excluding rate changes.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase and acquisition
 opportunities.

(d) The non-GAAP measure "Net Debt" is provided to assist investors in evaluating our capital structure and financial leverage.  Management uses this information to evaluate our capital structure and financial leverage.

                    Coca-Cola Enterprises Inc.
                      Key Operating Information
                             (Unaudited)

              --------------------------- ---------------------------
                4th Quarter 2004 Change      Year End 2004 Change
              --------------------------- ---------------------------
                           North                       North
              Consolidated America Europe Consolidated America Europe
              -------------------------------------------------------
Net Revenues
 Per Case
------------
Change in Net
 Revenues per
 Case                7.0%   3.0%  18.0%       6.5%   3.5%  15.0%
  Impact of
   Belgium
   Excise Tax
   Change            0.0%   0.0%  (1.0)%       0.0%   0.0%  (1.0)%

  Impact of
   Excluding
   Post Mix
   Sales and
   Agency Sales     (1.0)%   0.0%  (3.5)%      (0.5)%   0.0%  (1.0)%
               ----------- ------- ------- ----------- ------- -------
Bottle and Can
 Net Pricing
 Per Case(a)         6.0%   3.0%  13.5%       6.0%   3.5%  13.0%
  Impact of
   Currency
   Exchange
   Rate Changes     (4.0)%  (0.5)% (13.0)%      (3.5)%  (0.5)% (11.5)%
               ----------- ------- ------- ----------- ------- -------
Currency-
 Neutral Bottle
 and Can
   Net Pricing
    per Case(c)      2.0%   2.5%   0.5%       2.5%   3.0%   1.5%

Cost of
 Sales Per Case
---------------
Change in Cost
 of Sales per
 Case                9.5%   3.5%  24.0%       7.5%   4.0%  17.0%
  Impact of
   Belgium
   Excise Tax
   Change           (0.5)%   0.0%  (2.0)%      (0.5)%   0.0%  (1.0)%
  Impact of New
   Concentrate
   Transition        0.0%   0.0%   0.0%      (0.5)%  (0.5)%   0.0%

  Impact of
   Excluding
   Bottle and
   Can
   Marketing
   Credits and
   Jumpstart
   Funding           0.5%   1.5%  (1.0)%       0.0%   0.5%  (0.5)%

  Impact of
   Excluding
   Post Mix
   Sales and
   Agency Sales     (1.5)%   0.5%  (6.5)%      (0.5)%   0.0%  (2.0)%
               ----------- ------- ------- ----------- ------- -------
Bottle and Can
 Cost of Sales
 Per Case(b)         8.0%   5.5%  14.5%       6.0%   4.0%  13.5%
  Impact of
   Currency
   Exchange
   Rate Changes     (4.0)%  (1.0)% (13.0)%      (4.0)%  (1.0)% (12.0)%
               ----------- ------- ------- ----------- ------- -------

Currency-
 Neutral Bottle
 and Can Cost
 of Sales per
 Case(c)             4.0%   4.5%   1.5%       2.0%   3.0%   1.5%

Physical Case
 Bottle and Can Volume
----------------------
Change in
 Volume             (4.5)%  (5.5)%  (2.0)%      (1.5)%  (1.0)%  (4.0)%
  Impact of
   Acquisitions      0.0%   0.0%   0.0%       0.0%   0.0%  (0.5)%
  Impact of
   Selling Day
   Shift             4.5%   4.5%   4.5%       0.0%   0.0%   0.0%
               ----------- ------- ------- ----------- ------- -------
Comparable
 Bottle and Can
 Volume(d)           0.0%  (1.0)%   2.5%      (1.5)%  (1.0)%  (4.5)%

Fountain
 Gallon Volume
--------------
Change in
 Volume             (6.0)%  (8.5)%   7.0%       0.5%  (2.0)%  13.0%
  Impact of
   Acquisitions      0.0%   0.0%   0.0%       0.0%   0.0%   0.0%
  Impact of
   Selling Day
   Shift             4.5%   4.0%   5.0%       0.0%   0.0%   0.0%
               ----------- ------- ------- ----------- ------- -------
Comparable
 Fountain
 Gallon
 Volume(d)          (1.5)%  (4.5)%  12.0%       0.5%  (2.0)%  13.0%

(a)The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is used to evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.  Our bottle and can sales accounted for approximately 92 percent of our net revenue during 2004.

(b)The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is used to evaluate cost trends for bottle and can products.
    The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and is used to evaluate the change in bottle and can ingredient and packaging costs.

(c)The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(d)"Comparable Volume" excludes the impact of acquisitions and changes in the number of selling days between periods.  The measure is used to analyze the performance of our business on a constant period and territory basis.  There were 3 less selling days in the fourth quarter of 2004 as compared to the fourth quarter of 2003, and 1 additional selling day for the full year.

Coca-Cola Enterprises
 2005 Guidance
(All Financial Guidance is Currency Neutral)

                                               Projection
----------------------------------------------------------------------
       Volume Growth                            1% to 2%
           North America                       Approx. 1%
           Europe                              Approx. 4%
----------------------------------------------------------------------
      Pricing Per Case Growth                  Approx. 4%
      (including mix benefit)
           North America                       Approx. 4%
           Europe                              Approx. 3%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth                4% to 5%
      (including mix impact)
----------------------------------------------------------------------
    Operating Expense $ Growth                  4% to 5%
----------------------------------------------------------------------
      Operating Income Growth                   4% to 5%
----------------------------------------------------------------------
       Capital Expenditures               $1.0 to $1.1 billion
----------------------------------------------------------------------
         Interest Expense                 $625 to $635 million
----------------------------------------------------------------------
        Effective Tax Rate                     30% to 31%
----------------------------------------------------------------------
         2005 Diluted EPS                  Low to Mid $1.30's
----------------------------------------------------------------------
       Diluted Common Shares               Approx. 474 million
----------------------------------------------------------------------

Notes:

-- Volume growth guidance is based on comparable selling days.

-- 2005 will include two less selling days in the first quarter and full year.

-- All cost of goods and operating income growth guidance exclude the 2004 impact of the concentrate price transition.

-- 2005 financial guidance excludes the impact of an expected accounting change to expense stock options.